UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report:
January 24, 2011
(Date of earliest event reported)
THOMAS & BETTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Tennessee
(State or Other Jurisdiction of Incorporation)

1- 4682 (Commission File Number)	22-1326940 (IRS Employer Identification No.)
8155 T&B Boulevard
Memphis, Tennessee 38125
(Address of Principal Executive Offices)(Zip Code)
(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
     As previously communicated, Thomas & Betts divested its non-strategic communications products business during the fourth quarter of 2010. Under Generally Accepted Accounting Principles (“GAAP”) in the United States, the company is required to restate prior period financial statements to remove the revenues and financial performance of the communications products business from the presentation of continuing operations and present such amounts as a single line item in “Discontinued Operations.”
     To assist investors and the investment community in evaluating the company’s upcoming fourth quarter and full year 2010 earnings release on Monday, January 31, 2011, the financial results of the company for the first three quarters of 2010 and the quarterly and annual results of 2009 as restated under GAAP are being provided. Previously published financial position and cash flow information for 2010 and 2009 are unaffected by the Discontinued Operations classification.
Item 9.01 — Financial Statements and Exhibits

99.1	Restated Consolidated Statements of Operations and Segment Information for the first three quarters of 2010 and the four quarters and year of 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)
By:	/s/ W. David Smith, Jr.
W. David Smith, Jr.
Assistant General Counsel and Assistant Secretary

Date: January 24, 2011

Exhibit Index

Exhibit	Description of Exhibits
99.1	Restated Consolidated Statements of Operations and Segment Information for the first three quarters of 2010 and the four quarters and year of 2009.